Exhibit 10.2

EXECUTION VERSION

(1) TRILINC GLOBAL IMPACT FUND CAYMAN,LTD.

(2) MICRO,SMALL & MEDIUM ENTERPRISES BONDS S.A., LUXEMBOURG

ACTING ON BEHALF OF ITS COMPARTMENT SERIES 88

EQUITABLE SHARE MORTGAGE IN RESPECT OF SHARES OF THE COMPANIES

LISTED IN APPENDIX A

THE TAKING OR SENDING BY ANY PERSON OF AN ORIGINAL OF THIS

DOCUMENT INTO THE CAYMAN ISLANDS MAY GIVE RISE TO THE IMPOSITION

OF CAYMAN ISLANDS STAMP DUTY

6 Gracechurch Street, London EC3V 0AT

T44 (0) 20 7220 4999 F44 (0) 20 7220 4998 www.walkersglobal.com

REF: JA/L07947

5694219.3 M5844.L07947

TABLE OF CONTENTS

CLAUSE	PAGE

1.	DEFINITIONS AND INTERPRETATION	1

2.	REPRESENTATION AND WARRANTIES	3

3.	COVENANT TO PAY	4

4.	SECURITY	4

5.	RIGHTS IN RESPECT OF MORTGAGED PROPERTY	6

6.	PRESERVATION OF SECURITY	6

7.	ENFORCEMENT OF SECURITY	9

8.	APPOINTMENT OF A RECEIVER	10

9.	POWERS OF A RECEIVER	11

10.	FURTHER ASSURANCES	11

11.	INDEMNITIES	11

12.	POWER OF ATTORNEY	12

13.	RELEASE	13

14.	NOTICES	13

15.	ASSIGNMENTS	13

16.	SET-OFF	13

17.	SUBSEQUENT SECURITY INTERESTS	13

18.	EXPENSES	13

19.	MISCELLANEOUS	14

20.	LAW AND JURISDICTION	14

SCHEDULE 1		1

SCHEDULE 2		2

SCHEDULE 3		1

SCHEDULE 4		2

SCHEDULE 5		3

SCHEDULE 6		4

i

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(1)

TRILINC GLOBAL IMPACT FUND CAYMAN, LTD, an exempted company incorporated with limited liability under the laws of the Cayman Islands with company number 310829 and having its registered office at PO Box 309,Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the "Mortgagor"); and

(2)

MICRO, SMALL & MEDIUM ENTERPRISES BONDS S.A., LUXEMBOURG, acting on behalf of its Compartment Series 88, a public limited company incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 20, rue de Ia Paste, L-2346 Luxembourg, Grand Duchy of Luxembourg (the "Mortgagee").

IT IS AGREED

1.	DEFINITIONS AND INTERPRETATION
1.1

In this Mortgage, unless the context otherwise requires, words and expressions which are capitalised but not defined herein shall have the same meanings as are given to them in the Loan Agreement. In addition, the following definitions shall apply:

"Business Day" has the meaning ascribed to such term in the Loan Agreement.

"Companies Law" means the Companies Law (2016 Revision) of the Cayman Islands.

"Company" means each company whose shares are being secured pursuant to this Mortgage and who is listed in Column A of Appendix A.

"Enforcement Notice" has the meaning given to it in Clause 7.1.

"Event of Default" means the declaration or the occurrence of an Event of Default as defined in the Loan Agreement and/or the failure by the Mortgagor to observe or perform any covenant or agreement contained in this Mortgage or any default in the payment of any other Secured Obligation.

"Finance Documents" has the meaning ascribed to such term in the Loan Agreement.

"Loan Agreement" means the loan agreement dated on or about the date hereof between the Mortgagee acting as lender, the Mortgagor as borrower and Symbiotics SA as servicer.

"Mortgage" means this share mortgage.

"Mortgaged Property" means the Mortgaged Shares and all rights, benefits and advantages now or at any time in the future deriving from or incidental to any of the Mortgaged Shares including:

(a)	all dividends or other distributions (whether in cash, securities or other property), interest and other income paid or payable in relation to any Mortgaged Shares;
(b)

all shares, securities, rights, monies or other property whether certificated or uncertiflcated accruing,offered or issued at any time by way of redemption, conversion, exchange, substitution, preference, option, bonus issue or otherwise in respect of any Mortgaged Shares (including but not limited to proceeds of sale); and

(c)	all certificates or other evidence of title to any of the Mortgaged Shares now and from time to time hereafter deposited with the Mortgagee.

"Mortgaged Shares" means all the shares set out in Column B of Appendix A owned by the Mortgagor in each Company and any additional shares issued pursuant to Clause 6.8.

"Net Asset Value" means the net asset value of the Mortgaged Shares as calculated in accordance with Appendix B.

"Parties" means the parties to this Mortgage.

"Register of Directors" means the register of directors of each Company maintained by such Company in accordance with the Companies Law.

"Register of Mortgages and Charges" means the register of mortgages and charges of the Mortgagor maintained by the Mortgagor in accordance with section 54 of the Companies Law.

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"Register of Members" means the register of members of each Company (including any applicable branch register and non-listed shares register) maintained by such Company in accordance with the Companies Law.

"Secured Obligations" means any and all moneys, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money and including any obligation or liability to pay damages) from time to time owing to the Mortgagee by the Mortgagor.

"Security Interest" means:

(a)

a mortgage, charge, pledge, lien, assignment by way of security or other encumbrance or security arrangement (including any hold back or "flawed asset" arrangement) securing any obligation of any person;

(b)

any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person;

(c)	any other type of arrangement having a similar effect;or
(d)	agreements to create the foregoing.

"Security Period" means the period commencing on the date of execution of this Mortgage and terminating upon discharge of the security created by this Mortgage by payment in full of the Secured Obligations.

1.2	In construing this Mortgage, unless otherwise specified:
(a)	references to any Party shall be construed so as to include that Party's respective successors in title, permitted assigns and permitted transferees;
(b)

"including" and "in particular" shall not be construed restrictively but shall mean respectively "including, without prejudice to the generality of the foregoing" and "including without limitation", and "in particular, but without prejudice to the generality of the foregoing";

(c)

references to a "person" shall be construed so as to include any individual, firm, company or other body corporate, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality); and in each case, its successors and assigns and persons deriving title under or through it, in whole or in part, and any person which replaces any party to any document in its respective role thereunder, whether by assuming the rights and obligations of the party being replaced or whether by executing a document in or substantially in the form of the document it replaces;

(d)

"variation" includes any variation, amendment, accession, novation, restatement, modification, assignment, transfer, supplement, extension, deletion or replacement however effected and "vary" and "varied" shall be construed accordingly;

(e)

"writing" includes facsimile transmission legibly received except in relation to any certificate, notice or other document which is expressly required by this Mortgage to be signed and "written" has a corresponding meaning;

(f)	references to the "consent" of the Mortgagee shall be construed as the consent of the Mortgagee acting in its absolute discretion;
(g)	references to this Mortgage or to any other document include references to this Mortgage or such other document as varied from time to time, even if changes are made to:
(i)

the composition of the Parties to this Mortgage or such other document or to the nature or amount (including any increase) of any facilities made available or liability assumed under such other document; or

(ii)	the nature or extent of any obligations under such other document;
(h)

references to uncertificated shares are to shares the title to which can be transferred by means of an electronic or other entry and references to certificated shares are to shares which are not uncertificated shares;

(i)	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine or neuter and vice versa;
(j)	references to clauses and schedules are to clauses of, and schedules to, this Mortgage;

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(k)	references to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be amended, modified or re enacted;
(I)	headings and titles are for convenience only and do not affect the interpretation of this Mortgage; and
(m)	an Event of Default is "continuing" if it has not been remedied or waived.
2.	REPRESENTATION AND WARRANTIES
2.1	The Mortgagor hereby represents and warrants to the Mortgagee on the date of this Mortgage that:
(a)	it has been duly incorporated and registered as an exempted company with limited liability under the Companies Law and is validly existing and in good standing under the laws of the Cayman Islands;
(b)	it has the power to own its assets and carry on its business as it is being conducted;
(c)

it is the sole legal and beneficial owner of the Mortgaged Property free from any Security Interest (other than that created by this Mortgage) or other interest and any options or rights of pre-emption;

(d)	the Mortgaged Shares represent the required proportion of the issued shares of each relevant Company to satisfy the provisions of Clause 6.B(a);
(e)

any Mortgaged Shares are, or will be when mortgaged and charged, duly authorised, validly issued, fully paid, non-assessable, freely transferable and constitute shares in the capital of a Cayman Islands exempted company. To the extent they are in existence there are no moneys or liabilities outstanding or payable in respect of any such shares nor will there be any and they have not been redeemed nor cancelled in any way nor will they be;

(f)

no person has or is entitled to any conditional or unconditional option, warrant or other right to subscribe for, purchase or otherwise acquire any issued or unissued shares, or any interest in shares, in the capital of any of the Companies;

(g)

the Mortgaged Shares are freely transferable on the books of each relevant Company and no consents or approvals are required in order to register a transfer of the Mortgaged Shares save as required pursuant to the Companies Law and the memorandum and articles of the relevant Company;

(h)

the Mortgaged Shares are not issued with any preferred, deferred or other special rights or restrictions whether in regard to dividends, voting, return of any amount paid on account of shares or otherwise which are not expressly set out in the memorandum and articles of association of each Company;

(i)	there are no covenants, agreements, conditions, interest, rights or other matters whatsoever which adversely affect the Mortgaged Property;
(j)	it has not received any notice of an adverse claim by any person in respect of the ownership of the Mortgaged Property or any interest in the Mortgaged Property;
(k)	it has full power and authority to:
(i)	execute and deliver this Mortgage and the other Finance Documents to which it is a party;
(ii)	be the legal and beneficial owner of the Mortgaged Property; and
(iii)	comply with the provisions of, and perform all its obligations under this Mortgage and the other Finance Documents to which it is a party;
(I)	it has duly executed and delivered this Mortgage and the other Finance Documents to which it is a party;
(m)	the execution and performance of its obligations and liabilities under this Mortgage and each other Finance Document to which it is a party will not:
(i)	contravene any law or regulation or any order of any governmental or other official authority, body or agency or any judgment, order or decree of any court having jurisdiction over it;
(ii)

conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or any licence or other authorisation to which it is subject or by which it or any of its property is bound; or

(iii)	contravene or conflict with any provision of its memorandum and articles of association;

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(n)	it has not taken any action nor have any steps been taken or legal proceedings been started or threatened in writing against it for:
(i)	winding up, dissolution or reorganisation;
(ii)	the enforcement of any Security Interest over its assets; or
(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, trustee or similar officer of it or of any or all of its assets;
(o)

it is not in breach (nor would be in breach with the giving of notice, passing of time, or satisfaction of any other condition) or in default under any deed, instrument or any agreement to which it is a party or which is binding on it or any of its assets;

(p)

no action, litigation, arbitration or administrative proceeding has been commenced or is pending or threatened in writing against it, nor is there subsisting any unsatisfied judgment or award given against it by any court, board of arbitration or other body;

(q)

all licences, consents, exemptions, clearance filings, registration, payments of taxes, notarisation and authorisations as are or may be necessary or desirable for the proper conduct of its business, trade, and ordinary activities and for the performance and discharge of its obligations and liabilities under this Mortgage and each other Finance Document to which it is a party and which are required in connection with the execution, delivery, validity, enforceability or admissibility in evidence of this Mortgage and each other Finance Document to which it is a party and the creation of security over the Mortgaged Property have been obtained and are in full force and effect;

(r)

it has not taken any action whereby the rights attaching to the Mortgaged Property are altered or diluted save to the extent such alteration or dilution is expressly permitted under this Mortgage or any other Finance Document;

(s)	it has taken all corporate and other action required to approve its execution, delivery, performance and enforceability of this Mortgage and each other Finance Document to which it is a party; and
(t)

this Mortgage is effective to create a valid and enforceable equitable mortgage and fixed charge upon the Mortgaged Property in favour of the Mortgagee ranking in priority to the interests of any of its creditors or any liquidator (or similar officer) appointed in respect of it, except where any priority has been disclosed in writing to the Mortgagee.

2.2

The Mortgagor also represents and warrants to and undertakes with the Mortgagee that the foregoing representations and warranties (other than that in Clause 2.1(d)) will be true and accurate throughout the continuance of this Mortgage with reference to the facts and circumstances subsisting from time to time.

3.	COVENANT TO PAY
3.1

The Mortgagor hereby covenants with the Mortgagee as primary obligor and not merely as surety that it will pay and discharge the Secured Obligations when due in accordance with the terms of the Finance Documents, or if they do not specify a time for payment, immediately on demand by the Mortgagee.

4.	SECURITY
4.1	As a continuing security for the discharge and/or payment of the Secured Obligations, the Mortgagor as legal and beneficial owner hereby:
(a)	mortgages in favour of the Mortgagee by way of a first equitable mortgage the Mortgaged Shares; and
(b)

charges in favour of the Mortgagee, by way of a first fixed charge, all of its right, title and interest in and to the Mortgaged Property including all benefits, present and future, actual and contingent accruing in respect of the Mortgaged Property (to the extent not effectively mortgaged under Clause 4.1(a)).

4.2	The Mortgagor hereby agrees to deliver, or cause to be delivered, to the Mortgagee on the date hereof:
(a)	the corporate documents, resolutions and authorities of the Mortgagor required to authorise the execution of this Mortgage;
(b)

executed but undated share transfer certificates in respect of the Mortgaged Shares in favour of the Mortgagee or its nominees (as the Mortgagee shall direct) in the form set out in Schedule 1 to this Mortgage and any other documents which from time to time may be requested by the Mortgagee in order to enable the Mortgagee or its nominees to be registered as the owner or otherwise obtain legal title to the Mortgaged Shares;

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(c)

share certificates representing the Mortgaged Shares, a certified copy of the Register of Members showing the Mortgagor as registered owner of the Mortgaged Shares and a certified copy of the Register of Directors;

(d)

an executed irrevocable proxy and an executed irrevocable power of attorney made in respect of the Mortgaged Shares in favour of the Mortgagee in respect of all general meetings and written resolutions of each Company respectively in the form set out in Schedule 2 to this Mortgage;

(e)

executed but undated letters of authority to date the written resolutions listed in Clause 4.2(g) from each of the directors and officers of each Company in the form set out in Part I Schedule 3 to this Mortgage;

(f)	an executed irrevocable deed of undertaking and confirmation from each Company to the Mortgagee in the form set out in Schedule 4 to this Mortgage;
(g)	executed but undated written resolutions of all the directors of each Company in the form set out in Schedule 5 to this Mortgage; and
(h)

an executed irrevocable letter of instructions from each Company to its registered office provider in the form set out in Schedule 6 of this Mortgage (which executed letter shall be delivered by, or on behalf of, each Company to its registered office provider immediately after execution of this Mortgage and promptly thereafter and in any event no later than seven Business Days from the date of execution of this Mortgage, the Mortgagor shall deliver, or cause to be delivered, to the Mortgagee a copy of such letter signed by the registered office provider of each Company acknowledging, and agreeing to the terms of, such letter).

4.3	The Mortgagor will procure that there shall be no change in the registered office or registered office provider, without the prior consent in writing of the Mortgagee.
4.4	The Mortgagor shall be permitted to increase or reduce its share capitalor issue further shares In any of the Companies, without the consent of the Mortgagee, provided that:
(a)

concurrently with the Mortgaged Shares ceasing to represent the majority shareholding of each of Company, the Mortgagor shall have procured the appointment of a security trustee to hold a security interest over all issued shares in the Companies for the benefit of all secured creditors of the Mortgagor on a pro-rata basis; and

(b)

subject to the Mortgaged Shares representing the majority holding of each Company at the time an Enforcement Notice is served, the Mortgagor shall procure that the Mortgaged Shares continue to represent the majority shareholding of each of Company,

4.5

The Mortgagor will deliver, or cause to be delivered, to the Mortgagee immediately upon (without prejudice to Clause 4.3) the issue of any further Mortgaged Shares, the items listed in Clauses 4.2(b) and 4.2(c) in respect of all such further Mortgaged Shares.

4.6	The Mortgagor will deliver or cause to be delivered to the Mortgagee immediately upon (without prejudice to Clause 4.3):
(a)	the appointment of any further director or officer of any relevant Company, the items listed in Clause 4.2(e) (with respect to each newly appointed director or officer); and
(b)	the appointment or resignation of any director of any relevant Company, the item listed in Clause 4.2(g).
4.7

The Mortgagor shall, immediately after execution of this Mortgage, instruct its registered office provider to enter particulars as required by the Companies Law of the security interests created pursuant to this Mortgage in the Register of Mortgages and Charges and immediately after entry of such particulars has been made, provide the Mortgagee with a certified true copy of the updated Register of Mortgages and Charges.

4.8	The Mortgagor shall immediately after execution of this Mortgage procure that the following notation be entered on the Register of Members of each Company:

"[Number] [ordinary] shares issued as fully paid up and registered in the name of [Mortgagor Name] are mortgaged and charged in favour of [Mortgagee Name] pursuant to a share mortgage dated [Date], as amended from time to time."

4.9	The Mortgagor shall, immediately after execution of this Mortgage provide the Mortgagee with a certified true copy of the Register of Members with the annotation referred to in Clause 4.8.

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5.	RIGHTS IN RESPECT OF MORTGAGED PROPERTY
5.1	Unless and until the delivery of an Enforcement Notice on the Mortgagor:
(a)

the Mortgagor shall be entitled to exercise all voting and consensual powers pertaining to the Mortgaged Property or any part thereof for all purposes not inconsistent with the terms of this Mortgage or the other Finance Documents; and

(b)	the Mortgagor shall be entitled to receive and retain any dividends, interest or other moneys or assets accruing on or in respect of the Mortgaged Property or any part thereof.
5.2

The Mortgagor shall pay all calls, instalments or other payments and shall discharge all other obligations, which may become due in respect of any of the Mortgaged Property. The Mortgagee may at any lime after delivery of an Enforcement Notice on the Mortgagor, if it thinks fit make such payments or discharge such obligations on behalf of the Mortgagor. Any sums so paid by the Mortgagee in respect thereof shall be repayable on demand and pending such repayment shall constitute part of the Secured Obligations.

5.3

The Mortgagee shall not have any duty to ensure that any dividends, interest or other moneys and assets receivable in respect of the Mortgaged Property are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received on or in respect of the Mortgaged Property or to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accruing or offered at any time by way of redemption, bonus, rights, preference, or otherwise on or in respect of, any of the Mortgaged Property.

5.4

The Mortgagor hereby authorises the Mortgagee to arrange at any time and from time to time prior to or after the delivery of an Enforcement Notice on the Mortgagor for the Mortgaged Property or any part thereof to be registered in the name of the Mortgagee (or its nominee) thereupon to be held, as so registered, subject to the terms of this Mortgage and at the request of the Mortgagee, the Mortgagor shall without delay procure that the foregoing shall be done.

6.	PRESERVATION OF SECURITY
6.1	it is hereby agreed and declared that:
(a)

the security created by this Mortgage shall be held by the Mortgagee as a continuing security for the payment and discharge of the Secured Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations;

(b)	the Mortgagee shall not be bound to enforce any other security before enforcing the security created by this Mortgage;
(c)

no delay or omission on the part of the Mortgagee in exercising any right, power or remedy under this Mortgage shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Mortgagee may deem expedient; and

(d)	any waiver by the Mortgagee of any terms of this Mortgage shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.
6.2

Any settlement or discharge under this Mortgage between the Mortgagee and the Mortgagor shall be conditional upon no security or payment to the Mortgagee by any Company or the Mortgagor or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, Insolvency, administration or liquidation for the lime being in force and, if such condition is not satisfied, the Mortgagee shall be entitled to recover from the Mortgagor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred the payment of which amounts shall, for the avoidance of doubt, form part of the Secured Obligations, provided that demand shall be made within 6 months and 1 day of such payment being set aside, avoided or being refunded.

6.3

The rights of the Mortgagee under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including, and whether or not known to or discoverable by any Company, the Mortgagor, the Mortgagee or any other person:

(a)	any time or waiver granted to or composition with any Company, the Mortgagor or any other person;

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(b)	the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against any Company, the Mortgagor or any other person;
(c)	any legal limitation, disability, incapacity or other circumstances relating to any Company, the Mortgagor or any other person;
(d)

any amendment or supplement to any Finance Document or document or security (including any amendment the effect of which is to change the nature or amount of any facilities made available thereunder or to change the nature or extent of any obligations thereunder);

{e)	the dissolution, liquidation, amalgamation, reconstruction or reorganisation of any Company, the Mortgagor or any other person; or
(f)	the unenforceability, invalidity or frustration of any obligations of any Company, the Mortgagor or any other person under any Finance Document or any other document or security.
6.4

Until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full to the satisfaction of the Mortgagee, the Mortgagor shall not by virtue of any payment made hereunder on account of the Secured Obligations or by virtue of any enforcement by the Mortgagee of its rights under, or the security constituted by, this Mortgage or any Finance Document or by virtue of any relationship between or transaction involving the Mortgagor and/or any Company (whether such relationship or transaction shall constitute the Mortgagor a creditor of any of the Companies, a guarantor of the obligations of any of the Companies or in part subrogated to the rights of others against any of the Companies or otherwise howsoever and whether or not such relationship or transaction shall be related to, or in connection with, the subject matter of this Mortgage):

(a)	exercise any rights of subrogation against a Company in relation to any rights, security or moneys held or received or receivable by the Mortgagee or any person;
(b)	exercise any right of set-off or counterclaim against a Company;
(c)	receive, claim or have the benefit of any payment, distribution, security or indemnity from a Company; or
(d)

unless so directed by the Mortgagee (when the Mortgagor will prove in accordance with such directions), claim as a creditor of any of the Companies or any such co-surety in competition with the Mortgagee.

The Mortgagor shall hold in trust for the Mortgagee and forthwith pay or transfer (as appropriate) to the Mortgagee any such payment (including an amount to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

6.5

Until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full to the satisfaction of the Mortgagee, the Mortgagee may at any time keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Mortgagee for as long as it may think fit, any moneys received, recovered or realised under this Mortgage or under any other guarantee, security or agreement relating in whole or in part to the Secured Obligations without being under any intermediate obligation to apply the same or any part thereof in or towards the discharge of the Secured Obligations or any other amount owing or payable under the Finance Documents; provided that the Mortgagee shall be obliged to apply amounts standing to the credit of such account or accounts once the aggregate amount held by the Mortgagee in any such account or accounts opened pursuant hereto is sufficient to satisfy the outstanding amount of the Secured Obligations in full.

6.6	The Mortgagor shall not, without the prior written consent of the Mortgagee:
(a)	cause or permit any rights attaching to the Mortgaged Property to be varied or abrogated;
(b)	cause or permit any of the Mortgaged Property to be consolidated, sub-divided or converted or the capital of any of the Companies to be re-organised, exchanged or repaid; or
(c)	cause or permit anything to be done which may depreciate, jeopardise or otherwise prejudice the value of the security hereby given, save as permitted by the Finance Documents.
6.7

The Mortgagor hereby covenants that during the Security Period it will remain the legal and beneficial owner of the Mortgaged Property (subject to the Security Interests hereby created) and that it will not:

(a)

create or suffer the creation of any Security Interests (other than those created by this Mortgage) or any other interest on or in respect of the whole or any part of the Mortgaged Property or any of its interest therein; or

5694219.3 M5844.L07947

(b)	sell, assign, transfer or otherwise dispose of any of its interest in the Mortgaged Property without the prior consent in writing of the Mortgagee; or
(c)

permit the Register of Members for any of the Companies to be maintained outside of the Cayman Islands or by a service provider other than the person to whom the letter of instructions in Schedule 6 has been given (unless in the latter case, the relevant Company has executed and delivered a new letter of instruction in substantially the form of Schedule 6 to the new service provider) and the new service provider signs a copy of such letter to acknowledge, and agree to the terms of, such letter and a copy of such acknowledgment is delivered by or on behalf of the Company to the Mortgagee within seven Business Days from the date of the appointment of the new service provider.

6.8	The Mortgagor hereby covenants that during the Security Period:
(a)

[1]the aggregate Net Asset Value (calculated in accordance with Appendix B) of the Mortgaged Shares is not less than the outstanding amount due and payable under the Loan Agreement and in the event that the aggregate Net Asset Value is less than the amount due and payable under the Loan Agreement, the Mortgagor shall provide additional security by procuring that each Company issues further shares to the Mortgagor or such other additional security as may be agreed between the Mortgagor and Mortgagee at such time; and

(b)	it shall provide the Mortgagee with a certificate on a quarterly basis confirming (a) above, together with quarterly accounts of each of the Companies, signed by their respective directors.
6.9

The Mortgagor shall remain liable to perform all the obligations assumed by it in relation to the Mortgaged Property and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Mortgagor to perform its obligations in respect thereof.

6.10

The Mortgagor shall ensure that it shall not, without the prior written consent of the Mortgagee, use its voting rights to permit any of the Companies to amend its memorandum or articles of association in a way which could be expected to adversely affect the interests of the Mortgagee.

6.11	The Mortgagor shall procure that no Company shall:
(a)	create or permit to subsist any Security Interest upon the whole or any part of its assets, except as permitted by the Finance Documents;
(b)	register any transfer of the Mortgaged Shares to any person (except to the Mortgagee or its nominees pursuant to the provisions of this Mortgage);
(c)	issue any share certificate or replacement share certificates in respect of any of the Mortgaged Shares, other than to the Mortgagee or its nominee;

1 This notional amount of the Mortgaged Shares is $1/share. This covenant is not required in light of the NAY covenant above.

5694219.3 M5844.L07947

(d)	continue its existence under the laws of any jurisdiction other than the Cayman Islands;
(e)	do anything which might prejudice its status as an exempted company;
(f)	issue, allot or grant warrants or options with respect to any additional shares;
(g)	exercise any rights of forfeiture over any of the Mortgaged Shares; or
(h)	purchase, redeem, otherwise acquire, cancel, sub-divide, amalgamate, reclassify or otherwise restructure any of the Mortgaged Property,

during the Security Period without the prior written consent of the Mortgagee.

6.12

The Mortgagor shall procure that each Company shall irrevocably consent to any transfer of the Mortgaged Shares by the Mortgagee or its nominee to any other person pursuant to the exercise of the Mortgagee's rights under this Mortgage, subject to compliance with all applicable laws, including the Companies Law.

6.13

The Mortgagor shall not, without the prior written consent of the Mortgagee, participate in any vote concerning a members' liquidation or compromise in respect of any Company pursuant to section 116 of the Companies Law.

7.	ENFORCEMENT OF SECURITY
7.1

At any time after deliver of a notice from the Mortgagee to the Mortgagor of the occurrence of an Event of Default (an "Enforcement Notice"), the security hereby constituted shall become immediately enforceable and the rights of enforcement of the Mortgagee under this Mortgage shall be immediately exercisable upon and at any time thereafter and, without prejudice to the generality of the foregoing the Mortgagee without further notice to the Mortgagor may, whether acting on its own behalf or through a receiver or agent:

(a)	solely and exclusively exercise all voting and/or consensual powers pertaining to the Mortgaged Property or any part thereof and may exercise such powers in such manner as the Mortgagee may think fit;
(b)	date and present to any or all of the Companies or any other person any undated documents provided to it pursuant to Clause 4 or any other provision of this Mortgage;
(c)

receive and retain all dividends, interest or other moneys or assets accruing on or in respect of the Mortgaged Property or any part thereof, such dividends, interest or other moneys or assets to be held by the Mortgagee, as additional security mortgaged and charged under and subject to the terms of this Mortgage and any such dividends, interest and other moneys or assets received by the Mortgagor after such time shall be held in trust by the Mortgagor for the Mortgagee and paid or transferred to the Mortgagee on demand;

(d)

take possession of, get in, assign, exchange, sell, transfer, grant options over or otherwise dispose of the Mortgaged Property or any part thereof at such place and in such manner and at such price or prices as the Mortgagee may deem fit, and thereupon the Mortgagee shall have the right to deliver, assign and transfer in accordance therewith the Mortgaged Property so sold, transferred, granted options over or otherwise disposed of including by way of changing the ownership of the Mortgaged Shares as shown on the Register of Members;

(e)	borrow or raise money either unsecured or on the security of the Mortgaged Property (either in priority to the Mortgage or otherwise);
(f)

settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Mortgagor or relating to the Mortgaged Property;

(g)	bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Mortgaged Property or any business of the Mortgagor;
(h)	redeem any security (whether or not having priority to the Mortgage) over the Mortgaged Property and to settle the accounts of any person with an interest in the Mortgaged Property;
(i)

exercise and do (or permit the Mortgagor or any nominee of the Mortgagor to exercise and do) all such rights and things as the Mortgagee would be capable of exercising or doing if it were the absolute beneficial owner of the Mortgaged Property;

5694219.3 M5844.L07947

(j)

do anything else it may think fit for the realisation of the Mortgaged Property or incidental to the exercise of any of the rights conferred on the Mortgagee under or by virtue of any document to which the Mortgagor is party; and

(k)	exercise all rights and remedies afforded to it under this Mortgage and applicable law.
7.2

The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Mortgage or to make any claim or to take any action to collect any moneys assigned by this Mortgage or to enforce any rights or benefits assigned to the Mortgagee by this Mortgage or to which the Mortgagee may at any time be entitled hereunder.

7.3

Upon any sale of the Mortgaged Property or any part thereof by the Mortgagee, the purchaser shall not be bound to see or enquire whether the Mortgagee's power of sale has become exercisable in the manner provided in this Mortgage and the sale shall be deemed to be within the power of the Mortgagee, and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

7.4	Any money received or realised under the powers conferred by this Mortgage shall be paid or applied in the following order of priority, subject to the discharge of any prior-ranking claims:
(a)	FIRST: in or towards the payment of all costs, expenses, fees and remuneration of the Mortgagee or any receiver incurred pursuant to or in connection with the Finance Documents;
(b)	SECOND: in or towards satisfaction of the Secured Obligations; and
(c)	THIRD: as to the surplus (if any), to the person or persons entitled to it.
7.5

Until all Secured Obligations have been unconditionally and irrevocably paid and discharged in full, the Mortgagee may refrain from applying or enforcing any other moneys, security or rights held by it in respect of the Secured Obligations or may apply and enforce such moneys, security or rights in such manner and in such order as it shall decide in its unfettered discretion.

7.6

Neither the Mortgagee nor its agents, managers, officers, employees, delegates and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of dishonesty or willful default.

7.7

The Mortgagee shall not by reason of the taking of possession of the whole or any part of the Mortgaged Property or any part thereof be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default or omission for which a mortgagee-in-possession might be liable, other than as a consequence of its dishonestly or willful default.

8.	APPOINTMENT OF A RECEIVER
8.1	At any time after:
(a)	the declaration or occurrence of an Event of Default; or
(b)	a request has been made by the Mortgagor to the Mortgagee for the appointment of a receiver over its assets or in respect of the Mortgagor,

then notwithstanding the terms of any other agreement between the Mortgagor and any person, the Mortgagee may (unless precluded by law) appoint in writing any person or persons with experience in being a receiver in a professional capacity to so be a receiver or receiver and manager of all or any part of the Mortgaged Property as the Mortgagee may choose in its entire discretion.

8.2	Where more than one receiver is appointed, the appointees shall have power to act jointly or separately unless the Mortgagee shall specify to the contrary.
8.3	The Mortgagee may from time to time determine the remuneration of a receiver.
8.4

The Mortgagee may remove a receiver from all or any of the Mortgaged Property of which he is the receiver and after the receiver has vacated office or ceased to act in respect of any of the Mortgaged Property, appoint a further receiver over all or any of the Mortgaged Property in respect of which he shall have ceased to act.

5694219.3 M5844.L07947

8.5	Such an appointment of a receiver shall not preclude:
(a)	the Mortgagee from making any subsequent appointment of a receiver over all or any Mortgaged Property over which a receiver has not previously been appointed or has ceased to act; or
(b)	the appointment of an additional receiver to act while the first receiver continues to act.
8.6

The receiver shall be the agent of the Mortgagor (which, absent willful default, negligence and dishonesty, shall be solely liable for his acts, defaults and remuneration). The receiver shall not at any time become the agent of the Mortgagee.

9.	POWERS OF A RECEIVER
9.1	In addition to those powers conferred by law, a receiver shall have and be entitled to exercise in relation to the Mortgagor all the powers set out below:
(a)	to exercise all rights of the Mortgagee under or pursuant to this Mortgage including all voting and other rights attaching to the Mortgaged Property;
(b)	to make any arrangement or compromise with others as he shall think fit;
(c)	to appoint managers, officers and agents for the above purposes at such remuneration as the receiver may determine;
(d)

in relation to the Mortgaged Property, to redeem any prior encumbrance and settle and pass the accounts of the encumbrancer and any accounts so settled and passed shall (subject to any manifest error) be conclusive and binding on the Mortgagor and the money so paid shall be deemed an expense properly incurred by the receiver;

(e)	to pay the proper administrative charges in respect of time spent by his agents and employees in dealing with matters raised by the receiver or relating to the receivership of the Mortgagor; and
(f)

to do all such other acts and things as may be considered by the receiver to be incidental or conducive to any of the above matters or powers or otherwise incidental or conducive to the preservation, improvement or realisation of the Mortgaged Property or the value thereof.

10.	FURTHER ASSURANCES
10.1

The Mortgagor shall at its own expense promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Mortgagee may specify and in such form as the Mortgagee may reasonably require in order to:

(a)

perfect or protect the security created or intended to be created under or evidenced by this Mortgage (which may include the execution of a legal mortgage, charge, assignment or other security over all or any of the assets which are, or are intended to be, the subject of this Mortgage) or for the exercise of any rights, powers and remedies of the Mortgagee provided by or pursuant to this Mortgage, the Finance Documents or bylaw;

(b)

confer on the Mortgagee security over any property and assets of the Mortgagor located in any jurisdiction which is (to the extent permitted by local law) equivalent or similar to the security intended to be conferred by or pursuant to this Mortgage; or

(c)	following delivery of an Enforcement Notice on the Mortgagor, facilitate the realisation of the assets which are, or are intended to be, the subject of this Mortgage.
10.2

Without limiting the other provisions of this Mortgage, the Mortgagor shall at its own expense take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any security conferred or intended to be conferred on the Mortgagee by or pursuant to this Mortgage.

11.	INDEMNITIES
11.1

The Mortgagor will indemnify and hold harmless the Mortgagee, any receiver and each agent or attorney appointed under or pursuant to this Mortgage from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by the Mortgagee or such agent or attorney:

(a)	in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Mortgage;

5694219.3 M5844.L07947

(b)	in the preservation or enforcement of the Mortgagee's rights under this Mortgage or the priority thereof;
(c)	on the release of any part of the Mortgaged Property from the security created by this Mortgage; or
(d)	arising out of any breach by the Mortgagor of any term of this Mortgage,

and the Mortgagee or such receiver, agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Mortgage. All amounts suffered, incurred or paid by the Mortgagee or such receiver, agent or attorney or any of them shall be recoverable on a full indemnity basis provided that nothing in this Clause 11.1 shall require the Mortgagor to indemnify and hold harmless the Mortgagee from and against any expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by the Mortgagee, any receiver, any agent or any attorney as a result of the Mortgagee's, receiver's, agent's or attorney's dishonesty, negligence or willful default.

11.2

If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Mortgagor or the bankruptcy or liquidation of the Mortgagor or for any other reason any payment under or in connection with this Mortgage is made or fails to be satisfied in a currency (the "Payment Currency") other than the currency in which such payment is due under or in connection with this Mortgage (the "Contractual Currency"), then to the extent that the amount of such payment actually received by the Mortgagee when converted into the Contractual Currency at the rate of exchange, falls short of the amount due under or in connection with this Mortgage, the Mortgagor, as a separate and independent obligation, shall indemnify and hold harmless the Mortgagee against the amount of such shortfall. For the purposes of this Clause 11.2, "rate of exchange" means the rate at which the Mortgagee is able on or about the date of such payment to purchase the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.

11.3

All payments to be made to the Mortgagee under this Mortgage shall be made free and clear of and without deduction for or on account of tax unless the Mortgagor is required to make such payment subject to the deduction or withholding of tax, in which case the sum payable by the Mortgagor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the person on account of whose liability to tax such deduction or withholding has been made receives and retains {free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

12.	POWER OF ATTORNEY
12.1

The Mortgagor, by way of security and in order more fully to secure the performance of its obligations hereunder, hereby irrevocably appoints the Mortgagee and the persons deriving title under it (including, but without any limitation, any receiver) jointly and also severally (with full power of substitution and delegation) to be its attorney-in-fact:

(a)

to execute and complete in favour of the Mortgagee or its nominees or of any purchaser any documents which the Mortgagee may from time to time require for perfecting the Mortgagee's title to, for vesting any of the assets and property hereby mortgaged or charged in the Mortgagee or its nominees or in any purchaser or for any of the purposes contemplated in Clause 7.1 hereof;

(b)

to give effectual discharges for payments, to take and institute on non-payment (if the Mortgagee in its sole discretion so decides) all steps and proceedings in the name of the Mortgagor or of the Mortgagee for the recovery of such moneys, property and assets hereby mortgaged or charged;

(c)	to agree accounts and make allowances and give time or other indulgence to any surety or other person liable;
(d)

so as to enable the Mortgagee to carry out in the name of the Mortgagor any obligation imposed on the Mortgagor by this Mortgage (including the execution and delivery of any deeds, charges, assignments or other security and any transfers of the Mortgaged Property and the exercise of all the Mortgagor's rights and discretions in relation to the Mortgaged Property);

(e)

so as to enable the Mortgagee and any receiver or other person to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Mortgage or by law (including the exercise of any right of a legal and beneficial owner of the Mortgaged Property); and

(f)

generally for it and in its name and on its behalf and as its act and deed or otherwise execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets hereby charged, and all such deeds, instruments, acts and things which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid.

5694219.3 M5844.L07947

12.2	Notwithstanding any other provision of Clause 12.1, such power shall not be exercisable by or on behalf of the Mortgagee as the case may be until:
(a)	an Enforcement Notice has been delivered on the Mortgagor; or
(b)	the Mortgagor has failed to comply with Clause 10.
12.3

The power hereby conferred shall be a general power of attorney and the Mortgagor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any attorney appointed pursuant hereto may execute or do. In relation to the power referred to herein, the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.

13.	RELEASE
13.1

Subject to Clause 13.2, upon discharge and satisfaction in full of the Secured Obligations, the Mortgagee shall (at the request and cost of the Mortgagor) execute such documents and do all such reasonable acts as may be necessary to release the Mortgaged Property from the security constituted by this Mortgage. Such release shall not prejudice the rights of the Mortgagee under Clause 11.

13.2

If the Mortgagee considers in good faith that any amount received in payment or purported payment of the Secured Obligations Is capable of being avoided or reduced by virtue of any insolvency or other similar laws (within a six month plus one (1) day period from such payment or purported payment):

(a)	the liability of the Mortgagor under this Mortgage and the security constituted by this Mortgage shall continue and such amount shall not be considered to have been irrevocably paid; and
(b)

the Mortgagee may keep any security held by it in respect of the Mortgagor's liability under the Finance Documents against any possible claim under insolvency law. If a claim is made against the Mortgagee prior to the discharge of any such security, the Mortgagee may keep the security until that claim has finally been dealt with.

14.	NOTICES
14.1	Any notice or other communication given or made under or in connection with the matters contemplated by this Mortgage shall be in accordance with the provisions of clause 26 of the Loan Agreement.
15.	ASSIGNMENTS
15.1

This Mortgage shall be binding upon and shall endure to the benefit of the Mortgagor, the Mortgagee and each of their respective successors and (subject as hereinafter provided) assigns and references in this Mortgage to any of them shall be construed accordingly.

15.2	The Mortgagor may not assign or transfer all or any part of its rights and/or obligations under this Mortgage.
15.3	The Mortgagee may assign or transfer all or any part of its rights or obligations under this Mortgage to any assignee or transferee with the consent of the Mortgagor.
16.	SET-OFF
16.1

The Mortgagor authorises the Mortgagee (but the Mortgagee shall not be obliged to exercise such right), after the occurrence of an Enforcement Notice to set-off against the Secured Obligations any amount or other obligation (contingent or otherwise) owing by the Mortgagee to the Mortgagor.

17.	SUBSEQUENT SECURITY INTERESTS
17.1

If the Mortgagee at any time receives or is deemed to have received notice of any subsequent Security Interest affecting all or any part of the Mortgaged Property or any assignment or transfer of the Mortgaged Property which is prohibited by the terms of this Mortgage, all payments thereafter by or on behalf of the Mortgagor to the Mortgagee shall be treated as having been credited to a new account of the Mortgagor and not as having been applied in reduction of the Secured Obligations as at the time when the Mortgagee received such notice.

18.	EXPENSES
18.1

The Mortgagor shall pay to the Mortgagee on demand all reasonably incurred and documented costs, fees and expenses (including, but not limited to, legal fees and expenses) and taxes thereon incurred by the Mortgagee in connection with:

(a)	the negotiation, preparation and execution of this Mortgage;

5694219.3 M5844.L07947

(b)	the preserving or enforcing of, or attempting to preserve or enforce, any of its rights under this Mortgage or the priority hereof;
(c)	any variation of, or amendment or supplement to, any of the terms of this Mortgage; or
(d)	any consent or waiver required from the Mortgagee in relation to this Mortgage,

and in the case referred to In Clauses 18.1(c) and 18.1(d) regardless of whether the same is actually implemented, completed or granted, as the case may be.

18.2

The Mortgagor shall pay promptly all registration, stamp, documentary and other like duties and taxes to which this Mortgage may be subject or give rise and shall indemnify the Mortgagee on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Mortgagor to pay any such duties or taxes.

19.	MISCELLANEOUS
19.1

The Mortgagee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Mortgagee under this Mortgage in relation to the Mortgaged Property or any part thereof. Any such delegation may be made upon such terms and be subject to such regulations as the Mortgagee may think fit. The Mortgagee shall not be in any way liable or responsible to the Mortgagor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate provided the Mortgagee has acted reasonably In selecting such delegate.

19.2

If any of the clauses, conditions, covenants or restrictions (the "Provision") of this Mortgage or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then the Provision shall apply with such deletion or modification as may be necessary to make it valid and effective.

19.3

This Mortgage (together with any documents referred to herein) constitutes the whole agreement between the Parties relating to its subject matter and no variations hereof shall be effective unless made in writing and signed by each of the Parties.

19.4

Each document, instrument, statement, report, notice or other communication delivered in connection with this Mortgage shall be in English or where not in English shall be accompanied by a certified English translation which translation shall with respect to all documents of a contractual nature and all certificates and notices to be delivered hereunder be the governing version and upon which in all cases the Mortgagee shall be entitled to rely.

19.5	This Mortgage may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.
19.6	The Parties intend that this Mortgage takes effect as a deed notwithstanding the fact that the Mortgagee may only execute It under hand.
19.7

A person who is not a party to this Mortgage or other Finance Document shall not have any rights under the Contracts (Rights of Third Parties) Law, 2014 (the "CRTP Law") to enforce any term of this Mortgage.

19.8

Notwithstanding any term of this Mortgage or other Finance Document, the consent of or notice to any receiver, agent, attorney, delegate or other person who is not a party to this Mortgage or such other Finance Document shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Mortgage or such other Finance Document at any time.

20.	LAW AND JURISDICTION
20.1

This Mortgage shall be governed by and construed in accordance with the laws of the Cayman Islands and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Cayman Islands, provided that nothing in this clause shall affect the right of the Mortgagee to serve process in any manner permitted by law or limit the right of the Mortgagee to take proceedings with respect to this Mortgage against the Mortgagor in any jurisdiction nor shall the taking of proceedings with respect to this Mortgage in any jurisdiction preclude the Mortgagee from taking proceedings with respect to this Mortgage in any other jurisdiction, whether concurrently or not.

5694219.3 M5844.L07947

IN WITNESS whereof this Deed has been executed by the Parties on the day and year first above written.

5694219.3 M5844.L07947

SCHEDULE 1

TRILINC GLOBAL IMPACT FUND•AFRICA, LTD.

(THE "COMPANY")

SHARE TRANSFER CERTIFICATE

1

5694219.3 M5844.L07947

SCHEDULE 2

TRILINC GLOBAL IMPACT FUND -AFRICA, LTD.

IRREVOCABLE APPOINTMENT OF PROXY AND POWER OF ATTORNEY

We, TriLinc Global Impact Fund Cayman. Ltd., hereby irrevocably appoint Micro, Small & Medium

Enterprises Bonds S.A., Luxembourg, acting on behalf of its Compartment Series 88 as our:

1.

proxy to vote at meetings of the Shareholders of TriLinc Global Impact Fund -Africa, Ltd. (the "Company") in respect of any existing or further shares in the Company which may have been or may from time to time be issued and/or registered in our name; and

2.

duly authorised representative and duly appointed attorney-in-fact to sign resolutions in writing of the Company in respect of any existing or further shares in the Company which may have been or may from time to time be issued and/or registered in our name.

This proxy and this power of attorney are irrevocable by reason of being coupled with the interest of Micro, Small & Medium Enterprises Bonds S.A., Luxembourg, acting on behalf of its Compartment Series 88 as mortgagee of the aforesaid shares.

2

5694219.3 M5844.L07947

SCHEDULE 3

PART I

LETTER OF AUTHORISATION FROM DIRECTOR

[Date]

Micro, Small & Medium Enterprises acting on behalf or its Compartment Series 88 Bonds S.A., Luxembourg,

Dear Sirs

SHARE MORTGAGE BETWEEN TRILINC GLOBAL IMPACT FUND CAYMAN,LTO. AND MICRO, SMALL & MEDIUM ENTERPRISES BONDS S.A.,LUXEMBOURG ACTING ON BEHALF OF ITS COMPARTMENT SERIES 88 DATED [DATE] (THE "MORTGAGE") IN RESPECT OF SHARES IN, AMONGST OTHERS,TRILINC GLOBAL IMPACT FUND•AFRICA,LTO. (THE "COMPANY")

I refer to the executed but undated written resolutions of all the directors of the Company signed by me provided in accordance with the Mortgage.

I hereby authorise you to date, deliver, and give full effect to the undated written resolutions referred to above in the event of delivery of an Enforcement Notice (as defined in the Mortgage).

I hereby authorise you to send the dated written resolutions to the Company's registered office.

I confirm that you may delegate the authority conferred by this letter to any of your successors and assigns as Mortgagee in relation to the mortgage and charge granted or to be granted over shares in the Company.

1

5694219.3 M5844.L07947

SCHEDULE 4

DEED OF UNDERTAKING AND CONFIRMATION FROM EACH COMPANY TO THE MORTGAGEE

TRILINC GLOBAL IMPACT FUND - AFRICA, LTD.

[Date]

Micro, Small & Medium Enterprises Bonds S.A., Luxembourg, acting on behalf of its Compartment Series 88 (the "Mortgagee")

Dear Sirs

TRILINC GLOBAL IMPACT FUND - AFRICA, LTD. (THE "COMPANY")

We refer to the equitable share mortgage in respect of Shares of, amongst others, the Company dated (Date] between TriLinc Global Impact Fund Cayman, Ltd. as mortgagor (the "Mortgagor") and the Mortgagee whereby, inter alia, the Mortgagor granted a mortgage and charge over the Mortgaged Property in favour of the Mortgagee (the "Mortgage").

Capitalised words and expressions used in this deed poll which are not expressly defined herein have the meanings ascribed to them in the Mortgage.

This deed of undertaking and confirmation is given pursuant to the Mortgage.

1.

For valuable consideration receipt of which is hereby acknowledged, the Company hereby irrevocably and unconditionally undertakes to register (and hereby permits the Mortgagee or its nominee(s), if [it][they] have custody of the original Register of Members to register) in the Register of Members any and all share transfers to the Mortgagee or its nominee in respect of the Mortgaged Shares submitted to the Company by the Mortgagee.

2.

The Company hereby confirms that it has requested its registered office provider to make an annotation of the existence of the Mortgage and the security interests created thereby in the original Register of Members (if it retains the original or update its copy if it retains a copy) pursuant to the Mortgage.

3.	The Company hereby agrees to accept service of process on behalf of the Mortgagor pursuant to the Mortgage.
4.

The Company hereby confirms that the Register of Members provided to the Mortgagee pursuant to the Mortgage is a certified copy of the original Register of Members and it will not redesignate or otherwise seek to recreate the Register of Members.

THIS DEED POLL has been executed and delivered as a Deed Poll on the day and year first above

2

5694219.3 M5844.L07947

SCHEDULE 5

TRILINC GLOBAL IMPACT FUND - AFRICA, LTD

WRITTEN RESOLUTIONS OF THE DIRECTORS

OF THE COMPANY DATED [LEFT UNDATED]

1.	THE COMPANY
1.1	Written resolution of all the directors made pursuant to the articles of association of the Company.
2.	SHARE TRANSFER
2.1	IT IS RESOLVED that the following transfer(s) of the shares of the Company be approved with immediate effect:

[to be left blank]

3.	REGISTER OF MEMBERS
3.1

IT IS RESOLVED that the Register of Members of the Company be updated to record the transfer of the shares to the transferee referred to above and the registered office provider of the Company be hereby authorised and instructed to:

(a)

update the original Register of Members if it retains the origin.al or update its copy of the Register of Members if it retains a copy of the Register of Members to record the transferee as the registered holder of the relevant shares; and

(b)	provide a copy of the updated Register of Members to the transferee.

3

5694219.3 M5844.L07947

SCHEDULE 6

FORM OF LETTER OF INSTRUCTIONS FROM EACH COMPANY TO ITS REGISTERED OFFICE

PROVIDER

TRILINC GLOBAL IMPACT FUND -AFRICA, LTD.

[Date]

Maples Corporate Services Limited

PO Box 309

Ugland House

South Church Street

George Town

Grand Cayman KY1-1104

Cayman Islands

cc: [Name and Address of Mortgagee]

Dear Sirs

TRILINC GLOBAL IMPACT FUND - AFRICA, LTD. (THE "COMPANY") -INSTRUCTIONS TO REGISTERED OFFICE PROVIDER

We hereby notify you that pursuant to a mortgage (the "Mortgage") dated []between Micro, Small, & Medium Enterprises Bonds S.A., Luxembourg acting on behalf of its Compartment Series 88 (the "Mortgagee") and TriLinc Global Impact Fund Cayman, Ltd. as mortgagor (the "Mortgagor"), the Mortgagor has granted a security interest in favour of the Mortgagee over shares [ ] represented by share certificate number [ ] standing in its name on the register of members of the Company (the "Register") and certain other shares in the Company from time to time legally or beneficially owned by the Mortgagor in the Company and issued in accordance with the terms of the Finance Documents (the "Shares").

We refer to the [Terms and Conditions]/[Registered Office Agreement dated [ ] between ourselves and you] under which you provide registered office services to the Company (the "Terms") and set out below the agreement reached between the Company, the Mortgagor, you and the Mortgagee in relation to the Register maintained by you pursuant to the Terms that, notwithstanding any other provisions of the Terms:

1

You are to make an annotation of the existence of the Mortgage and the security interests created thereby In the Register and, only upon your receipt of the Discharge Notice (as defined below}, you shall amend such annotation to record that the Mortgage and such security interests have been released and discharged.

2

At any time after the Mortgagee notifies you in writing that an Enforcement Notice has been served by the Mortgagee (as defined in the Mortgage) you are authorised and entitled to rely upon the instructions of the Mortgagee to register the Mortgagee or its nominee (as the Mortgagee may direct) in the Register as the registered holder of the Shares pursuant to the Mortgage (provided that the Mortgagee delivers to you a duly completed and executed transfer form together with the relevant share certificates in respect of the Shares being transferred) and to otherwise comply with any directions or instructions from the Mortgagee in relation thereto. Such authorisation and entitlement to rely upon the instructions of the Mortgagee shall only terminate upon your receipt of a notification in writing from the Mortgagee confirming that the Mortgage has been discharged (such notification being the "Discharge Notice").

3

In performing your obligations under the terms of this letter you shall be entitled to rely upon instructions given by, or purporting to be given by, a director or other officer or authorised signatory of the Mortgagee.

4	The Mortgagee's instructions shall prevail in all circumstances in respect of the matters referred to in 1 and 2 above and you are entitled to comply with such instructions of the Mortgagee.

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5

The Company, the Mortgagor and the Mortgagee shall jointly and severally indemnify (on a full indemnity basis) and hold harmless you, the firm of Maples and Calder and any entities, whether partnerships, companies or otherwise, owned or controlled by, or under common control with or affiliated with, Maples and Calder as may be established from time to time (for themselves and on trust and as agents for the benefit of the other persons mentioned below), their successors and assigns and their respective directors, officers, employees, agents and partners present and future and each of them, as the case may be, against all liabilities, obligations losses, damages, penalties, actions, proceedings, claims, judgements, demands, costs, expenses or disbursements of any kind (including legal fees and expenses) whatsoever which they or any of them may incur or be subject to in consequence of acting pursuant to any instructions received from the Mortgagee in respect of the matters referred to in 1 and 2 above. This indemnity provision shall survive termination of the agreement set out in this letter.

6	The agreement set out in this letter shall terminate upon the earlier of the date of (i) the Discharge Notice, (ii) termination of the Terms and (iii) you ceasing to maintain the Register.

The Company and you hereby agree that the Terms, and all rights and obligations of the parties thereunder, shall remain in full force and effect. The terms of this letter shall not, except as expressly provided herein, be deemed to be consent to any waiver or modification of any other terms or provisions of the Terms.

The terms set out in this letter are governed by, and shall be construed in accordance with, the laws of the Cayman Islands.

Please confirm by countersigning below that you agree to the above.

Yours faithfully

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APPENDIX A

COLUMN A	COLUMN B
Company	Shares and shareholding
TriLinc Global Impact Fund- Africa, Ltd.	10.5 ordinary shares of US$1.00 each, represented by share certificate number 002 in the issued share capital of the Company set out in Column A opposite as at the date of this Mortgage.
TriLinc Global Impact Fund -African Trade Finance, Ltd	10.5 ordinary shares of US$1.00 each, represented by share certificate number 002 in the issued share capital of the Company set out in Column A opposite as at the date of this Mortgage.
TriLinc Global Impact Fund -African Trade Finance II, Ltd.	10.5 ordinary shares of US$1.00 each, represented by share certificate number 002 in the issued share capital of the Company set out in Column A opposite as at the date of this Mortgage.
TriLinc Global Impact Fund - Asia, Ltd.	10.5 ordinary shares of US$1.00 each, represented by share certificate number 002 in the issued share capital of the Company set out in Column A opposite as at the date of this Mortgage.
TriLinc Global impact Fund- Asia II, Ltd.	10.5 ordinary shares of US$1.00 each, represented by share certificate number 002 in the issued share capital of the Company set out in Column A opposite as at the date of this Mortgage.
TriLinc Global impact Fund- Asia Ill, Ltd.	10.5 ordinary shares of US$1.00 each, represented by share certificate number 002 in the issued share capital of the Company set out in Column A opposite as at the date of this Mortgage.
TriLinc Global Impact Fund -Latin America, Ltd.	10.5 ordinary shares of US$1.00 each, represented by share certificate number 002 in the issued share capital of the Company set out in Column A opposite as at the date of this Mortgage.
TriLinc Global Impact Fund- Latin America II, Ltd.	10.5 ordinary shares of US$1.00 each, represented by share certificate number 002 in the issued share capital of the Company set out in Column A opposite as at the date of this Mortgage.
TriLinc Global Impact Fund- Latin America Ill, Ltd.	10.5 ordinary shares of US$1.00 each, represented by share certificate number 002 in the issued share capjtal of the Company set out in Column A opposite as at the date of this Mortgage.
TriLinc Global Impact Fund- Trade Finance, Ltd.	10.5 ordinary shares of US$1.00 each, represented by share certificate number 002 in the issued share capital of the Company set out in Column A opposite as at the date of this Mortgage.

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APPENDIX B

CALCULATION OF NET ASSET VALUE

The Net Asset Value shall be calculated in accordance with Value Measurement ("ASC 820").

ASC 820 requires enhanced disclosures about assets and liabilities that are measured and reported at fair value. As defined in ASC 820, fair value is the price that would be received when selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement dale.

ASC 820 establishes a hierarchal disclosure framework which prioritises and ranks the level of market price observability of inputs used in measuring investments at fair value. Market price observability is affected by a number of factor, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Based on the observability of the inputs used in the valuation techniques, the Mortgagor is required to provide disclosures on fair value measurements according to the fair value hierarchy. The fair value hierarchy ranks the observability of the inputs used to determine fair values. Investments carried at fair value are classified and disclosed in one of the following three categories:

•	Level1 -Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
•	Level 2 -Valuations based on inputs other than quoted prices included in Level 1. which are either directly or indirectly observable.
•

Level 3 - Valuations based on inputs that are unobservable and where there is little, if any, market activity at the measurement date. The inputs for the determination of fair value may require significant management judgment or estimation and is based upon management's assessment of the assumptions that market participants would use in pricing the assets or liabilities. These investments include debt and equity investments in private companies or assets valued using the market or income approach and may involve pricing models whose Inputs require significant judgment or estimation because of the absence of any meaningful current market data for identical or similar investments. The inputs in these valuations may include, but are not limited to, capitalization and discount rates, and earnings before interest, taxes, depreciation and amortization ("EBITDA") multiples. The information may also include pricing information or broker quotes that include a disclaimer that the broker would not be held to such a price in an actual transaction. Certain investments may be valued based upon estimated value of underlying collateral, and include adjustments deemed necessary for estimates of costs to obtain control and liquidate available collateral. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimer would result in classification as Level 3 information, assuming no additional corroborating evidence.

Investments for which market quotations are readily available are valued at those quotations. Most of the Company's investments are private investments in companies whose securities are not actively traded in the market and for which quotations will not be available. For those investments for which market quotations are not readily available or when such market quotations are deemed by the Manager not to represent fair value, our board of managers has approved a multi-step valuation process to be followed each fiscal quarter, as described below:

1.	Each investment is valued by TriLinc Advisors LLC (the "Manager") in collaboration with the relevant sub-advisor;
2.

For all investments with a maturity of greater than 12 months, TriLinc Global Impact Fund LLC (the "Fund") has engaged Duff & Phelps, LLC to conduct a review on the reasonableness of our internal estimates of fair value on each asset on a quarterly rotating basis, with each of such investments being reviewed at least annually, and provide an opinion that the Manager's estimate of fair value for each investment is reasonable;

3.	The audit committee of the Fund's board of managers reviews and discusses the preliminary valuation prepared by the Manager and any opinion rendered by Duff & Phelps; and
4.

The Fund's board of managers discusses the valuations and determines the fair value of each investment in the portfolio in good faith based on the input of the Manager, Duff & Phelps and the audit committee. The Fund's board of managers is ultimately responsible for the determination, in good faith, of the fair value of each investment.

Determination of fair value involves subjective judgments and estimates. Below is a description of factors that the Fund's board of managers may consider when valuing our investments.

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Fixed income investments are typically valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including the sale of a business). The income approach uses valuation techniques to convert future amounts (for example, interest and principal payments) to a single present value amount (discounted) calculated based on an appropriate discount rate. The measurement is based on the net present value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that the Manager may take into account in valuing the Mortgagor's investments include, as applicable: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the borrower's ability to make payments, its earnings and discounted cash flows, the markets in which the company does business, comparisons of financial ratios of peer companies that are public, the principal market for the borrower's securities and an estimate of the borrower's enterprise value, among other factors.

Equity interests in portfolio companies for which there is no liquid public market are valued at fair value. The Fund's board of managers, in its analysis of fair value, may consider various factors, such as multiples of EBITDA, cash flows, net income, revenues or in limited instances book value or liquidation value. All of these factors may be subject to adjustments based upon the particular circumstances of a portfolio company or our actual investment position. For example, adjustments to EBITDA may take into account compensation to previous owners or the effects of acquisitions, recapitalizations, restructurings or other similar items.

The Manager may also look to private merger and acquisition statistics, public trading multiples discounted for illiquidity and other factors, valuations implied by third -party investments in the portfolio companies or industry practices in determining fair value. The Manager may also consider the size and scope of a portfolio company and its specific strengths and weaknesses, as well as any other factors the Manager deems relevant in measuring the fair values of our investments.

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